UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2011

EXOPACK HOLDING CORP.

(Exact name of registrant specified in its charter)

Delaware	333-136559	76-0678893
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3070 Southport Road, Spartanburg, SC	29302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (864) 596-7140

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Exopack Holding Corp. (the “Company”) is electing to provide selected preliminary financial data for the three months and twelve months ended March 31, 2011. The Company does not generally release preliminary results and does not expect to provide similar information on a going forward basis. The Company expects to provide this data to prospective investors in connection with a proposed senior notes offering and a proposed senior secured term loan facility which the Company intends, subject to market and other conditions, to enter into as part of the refinancing of substantially all of the Company’s outstanding debt.

The selected preliminary financial data set forth below have been prepared by, and are the responsibility of, the management of the Company. The following information and estimates have not been compiled or examined by the Company’s independent auditors and are subject to revision as the Company prepares its financial statements as of and for the three months ended March 31, 2011. Because the Company has not completed its normal quarterly closing and review procedures for the three months ended March 31, 2011, and subsequent events may occur that require adjustments to these results, there can be no assurance that the final results for the three months and twelve months ended March 31, 2011 presented below will not differ materially from these estimates. These estimates should not be viewed as a substitute for financial statements prepared in accordance with U.S. GAAP or as a measure of performance. In addition, these estimated results for the three months and twelve months ended March 31, 2011 are not necessarily indicative of the results to be achieved for any future period. See “Disclosure Regarding Forward-Looking Statements.”

Selected Preliminary Financial Data for the Three Months and Twelve Months Ended March 31, 2011

The Company’s net sales grew 30%, to $224.5 million, in the three months ended March 31, 2011 compared to the three months ended March 31, 2010. Excluding the impact of net sales from the Alcan Cheese and Meat (“ACM”) acquisition of $37.4 million, or 21.6%, first quarter 2011 net sales were up $14.2 million, or 8%, due primarily to higher pricing (up 6% on average) and favorable volume (up 2% on average). Volumes were up slightly in the Food and Specialty Packaging, Performance Packaging and Coated Products segments and were relatively flat in the Pet Food and Specialty Packaging segment. Favorable pricing is tied to quarter over quarter raw material price levels.

For the twelve months ended March 31, 2011, based on information currently available to the Company, the Company expects net loss to be between $2.1 million and $1.1 million and Adjusted EBITDA (as defined below) to be between $101.3 million and $102.3 million. After giving effect to the Company’s acquisition of the ACM business as if it had occurred on April 1, 2010 and certain cost savings related thereto that have been realized or we expect will be realized, the Company estimates Pro Forma Adjusted EBITDA for the twelve months ended March 31, 2011 to be between $112.5 million and $113.5 million.

The Company defines EBITDA as net (loss) income before the effects of interest expense, income/franchise tax expense and depreciation and amortization. Adjusted EBITDA is calculated as EBITDA further adjusted to exclude severance, restructuring and plant closure costs, gains and losses on disposition of assets, transition costs related to acquisitions, management fees, stock compensation costs, certain process improvement consulting, costs associated with being a public company, pension expense, certain insurance recoveries and other non-operating expenditures. Management uses EBITDA and Adjusted EBITDA in internal analyses as supplemental measures of the Company’s financial performance. Management also believes that these measures may be useful to investors in comparing the Company’s general operating performance from period to period.

EBITDA and Adjusted EBITDA do not represent cash flows from operations as defined by GAAP, are not measures of financial performance derived in accordance with GAAP and should not be considered as alternatives to net (loss) income, the most comparable GAAP financial measure to EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered in isolation or as substitutes for net earnings, operating income, cash flows provided by operating activities or other income or cash flow data prepared in accordance with GAAP, and these non-GAAP measures may not be comparable to similarly titled measures of other companies.

The following table sets forth a reconciliation of EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA to net loss:

	Twelve Months Ended March 31, 2011
(in millions)	Low	High
	(unaudited)
Net loss	$(2.1)	$(1.1)
Interest expense	40.7	40.7
Income/franchise tax expense	2.1	2.1

EBIT	40.7	41.7
Depreciation and amortization	34.3	34.3

EBITDA	$75.0	$76.0

Adjustments to EBITDA:
Severance(1)	1.8	1.8
Restructuring and plant closures(2)	5.1	5.1
Gains and losses on disposition of assets	0.5	0.5
Transition or similar costs related to acquisitions(3)	10.9	10.9
Management fees	2.1	2.1
Stock compensation	0.3	0.3
Process improvement consulting costs	3.7	3.7
Public company costs	1.0	1.0
Pension expense	0.3	0.3
Insurance recovery(4)	(0.8)	(0.8)
Other non-operating expenses(5)	1.4	1.4

Total Adjustments to EBITDA	26.3	26.3
Adjusted EBITDA	$101.3	$102.3

Pro Forma Adjustments to Adjusted EBITDA:
ACM pro forma results(6)	3.7	$3.7
ACM stranded fixed costs(7)	3.5	3.5
Procurement savings(8)	3.1	3.1
SG&A savings(9)	0.9	0.9
Pro Forma Adjusted EBITDA	$112.5	$113.5

(1)	Pertains principally to U.S. severance and voluntary Canadian early retirement in accordance with our initiative to reduce workforce.
(2)	Includes various restructuring related activities including capital equipment relocation and start up expenses, Longview plant closure costs, Pet Food Centers of Excellence, and other startup and restructuring expenses.
(3)	Pertains principally to the ACM acquisition, including the write-off of the fair value of an inventory step-up of $1.5 million.

(4)	Pertains to insurance proceeds associated with a press fire at the Company’s Albany facility subtracted in the second quarter of 2010.
(5)	Other includes costs associated with one time inventory adjustments and foreign exchange losses on intercompany transactions.
(6)	Adjustment gives effect to the acquisition of the ACM business, which was consummated on July 13, 2010, as if such acquisition had occurred on April 1, 2010, by including the EBITDA of the ACM business for the three-month period prior to the date of acquisition.
(7)	Represents a reduction in cost of goods sold as a result of moving production from the prior owner’s facilities that were not acquired in the acquisition to the Company’s previously existing facilities, thereby eliminating an allocation of the prior owner’s fixed costs incurred under a tolling arrangement with the prior owner.
(8)	Represents the annualization of the reduction in the cost of certain raw materials resulting from the improved purchasing power of the combined company after the acquisition under procurement arrangements currently in place at the ACM business and the Company.
(9)	Represents the annualization of reduced compensation expense due to headcount reduction and compensation restructuring implemented following the consummation of the acquisition.

The information contained in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Disclosure Regarding Forward-Looking Statements:

Some of the statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on March 30, 2011. All forward-looking statements are expressly qualified in their entirety by such risk factors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOPACK HOLDING CORP.

Date: May 6, 2011	By:	/s/ Jack Knott
	Name:	Jack Knott
	Title:	Chief Executive Officer